Exhibit 10.16.4

AMENDMENT NO. 4 TO AMENDED AND RESTATED
CREDIT AGREEMENT AND LIMITED WAIVER
THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT AND LIMITED WAIVER (this “Amendment”), is made on April 13, 2017, by and among WORLD OF JEANS & TOPS, a California corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).
RECITALS
A.     Bank and Borrower entered into that certain Amended and Restated Credit Agreement dated as of May 3, 2012, as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement and Note, dated as of February 3, 2014, that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of July 9, 2015, and that certain Amendment No. 3 to Amended and Restated Credit Agreement, dated as of January 26, 2017 (as otherwise amended, amended and restated, or otherwise modified from time to time to the date hereof, the “Agreement”), pursuant to which Bank agreed to extend credit to Borrower on the terms and conditions set forth in such Agreement.
B.    Borrower has requested that Bank make certain modifications to the Agreement as specified herein and Bank has agreed to such requests and has agreed to waive Borrower’s compliance with certain terms of the Agreement related to such modification requests, all subject to execution of this Amendment and the satisfaction of the conditions specified herein.
C.     Borrower and Bank now desire to execute this Amendment to set forth their agreements with respect to the modifications to the Agreement.
Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Bank and Borrower hereby agrees as follows:
SECTION 1.    Definitions. Capitalized terms used in this Amendment and not defined herein are defined in the Agreement.
SECTION 2.    Amendments to Agreement. The Agreement is hereby amended as follows:
A.    Cash, Cash Equivalents, Marketable Securities and Minimum Inventory. Subsection 1.1(c) of the Agreement is hereby amended and restated in its entirety as follows:
“(c)    Cash, Cash Equivalents, Marketable Securities and Minimum Inventory. Bank shall not be required to make an advance to Borrower under the Line of Credit unless Borrower has demonstrated that the sum of (i) Borrower’s cash and other cash equivalents and certain marketable securities acceptable to Bank in its sole discretion, and (ii) the aggregate value (with the value determined on a cost basis) of Borrower’s eligible inventory (exclusive of work in process and inventory which is obsolete, unsalable or damaged) equals at least Fifty Million Dollars ($50,000,000).”

B.    Financial Condition. Section 4.9 of the Agreement is hereby amended by deleting subsection (c) thereof in its entirety.
SECTION 3.    Limited Waiver.
A.    Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Borrower contained herein, Bank hereby waives any Default or Event of Default by Borrower that occurred prior to the effectiveness of this Amendment, and which, had this Amendment been in effect at such time, would not have constituted a Default or Event of Default.
B.    Without limiting the generality of the provisions of the Agreement, the waiver set forth herein shall be limited precisely as written and relate solely to the changes to the Agreement effectuated by this Amendment, and nothing in this Amendment shall be deemed to: (i) constitute a waiver of compliance by Borrower of the Agreement in any other instance, or any other term, provision or condition of the Agreement or any other instrument or agreement referred to therein; or (ii) prejudice any right or remedy that Bank may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Agreement or any other instrument or agreement referred to therein.
C.    Except as expressly set forth herein, the terms, provisions and conditions of the Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.
SECTION 4.    Representations and Warranties of Borrower. Borrower represents and warrants to Bank that:

(a)
It has the power and authority to enter into and to perform this Amendment, to execute and deliver all documents relating to this Amendment, and to incur the obligations provided for in this Amendment, all of which have been duly authorized and approved in accordance with Borrower’s organizational documents;

(b)
This Amendment, together with all documents executed pursuant hereto, shall constitute when executed the valid and legally binding obligations of Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(c)
All representations and warranties contained in the Agreement and the other Loan Documents are true and correct with the same effect as though such representations and warranties had been made on and as of the Effective Date (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and accurate on and as of such earlier date));

(d)
Borrower’s obligations under the Loan Documents remain valid and enforceable obligations, and the execution and delivery of this Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Agreement or any of the other Loan Documents;

(e)	As of the Effective Date, to Borrower’s knowledge, it has no offsets or defenses against the payment of any of the obligations under the Loan Documents;

(f)
No law, regulation, order, judgment or decree of any Governmental Authority exists, and no action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the financings hereunder or (B) the consummation of the transactions contemplated pursuant to the terms of this Amendment, the Agreement, the Note, or the other Loan Documents or (ii) has or would reasonably be expected to have a material adverse effect on Borrower; and

(g)	After giving effect to the terms of this Amendment, no Default or Event of Default exists or has occurred and is continuing on and as of the Effective Date and after giving effect hereto.
SECTION 5.    General Release. In consideration of the benefits provided to Borrower under the terms and provisions hereof, each of Borrower and, by execution of the acknowledgement attached hereto, Guarantor, hereby agree as follows (“General Release”):
A.    Each of Borrower and Guarantor, for itself and on behalf of its respective successors and assigns, do hereby release, acquit and forever discharge Bank, all of Bank's predecessors in interest, and all of Bank's past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a “Released Claim” and collectively, the “Released Claims”), that Borrower or Guarantor now has or may acquire as of the later of: (i) the date this Amendment becomes effective through the satisfaction (or waiver by Bank) of all conditions hereto; or (ii) the date that Borrower and Guarantor have executed and delivered this Amendment to Bank (hereafter, the “Release Date”), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by Bank, or any of Bank's predecessors in interest, to Borrower or Guarantor, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.
B.    Each of Borrower and Guarantor hereby acknowledge, represent and warrant to Bank as follows:

(a)	Borrower and Guarantor understand the meaning and effect of Section 1542 of the California Civil Code which provides:
“Section 1542. GENERAL RELEASE; EXTENT. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(b)
With regard to Section 1542 of the California Civil Code, Borrower and Guarantor agree to assume the risk of any and all unknown, unanticipated or misunderstood defenses and Released Claims which are released by the provisions of this General Release in favor of Bank, and Borrower and Guarantor hereby waive and release all rights and benefits which they might otherwise have under Section 1542 of the California Civil Code with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.

C.    Each person signing below on behalf of Borrower or Guarantor acknowledges that he or she has read each of the provisions of this General Release. Each such person fully understands that this General Release has important legal consequences, and each such person realizes that they are releasing any and all Released Claims that Borrower or Guarantor may have as of the Release Date. Borrower and Guarantor hereunder hereby acknowledge that each of them has had an opportunity to obtain a lawyer's advice concerning the legal consequences of each of the provisions of this General Release.
D.    Borrower and Guarantor hereby specifically acknowledge and agree that: (i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of Bank; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release shall subject Borrower and Guarantor to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

SECTION 6.    Miscellaneous.
A.    Reference to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement” and each reference in the other Loan Documents to the Agreement, shall mean and be a reference to the Agreement as amended hereby.
B.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
C.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.
D.    Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature to this Amendment.
E.    Entire Agreement. This Amendment and the Note constitute the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, concerning said subject matter.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to Amended and Restated Credit Agreement and Limited Waiver on the day and year first written above.

WORLD OF JEANS & TOPS By: /s/ Michael L. Henry Name: Michael L. Henry Title: CFO	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Mark Magdaleno Name: Mark Magdaleno Title: Sr. VP, Relationship Manager

[Signature page to Amendment No. 4 to Amended and Restated Credit Agreement and Limited Waiver]

ACKNOWLEDGMENT OF GUARANTOR

The undersigned (“Guarantor”) hereby acknowledge and agree that the Guarantor is party to that certain Continuing Guaranty dated May 3, 2012 (as amended, amended and restated otherwise modified from time to time, the “Guaranty”) in connection with that certain Amended and Restated Credit Agreement between World of Jeans & Tops, a California corporation (“Borrower”) and Wells Fargo Bank, National Association (“Bank”), dated as of May 3, 2012 (as amended, amended and restated otherwise modified from time to time, the “Credit Agreement”).

Guarantor further acknowledges and agrees that the Credit Agreement is being amended by that certain Amendment No. 4 to Amended and Restated Credit Agreement and Limited Waiver, dated the date hereof (“Amendment No. 4”).

    Guarantor has examined the Credit Agreement and Amendment No. 4 and expressly approves the terms and conditions of the Credit Agreement and Amendment No. 4. Guarantor further acknowledges and agrees that its obligations, liabilities and responsibilities under the Guaranty shall continue in full force and effect, and the obligations, liabilities and responsibilities of the Guarantor under the Guaranty are hereby ratified, approved and affirmed by the undersigned and incorporated herein in their entirety by this reference.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Acknowledgement on April 13, 2017, with the intent to be legally bound hereby.

TILLY’S, INC.

By:    /s/ Michael L. Henry
Name: Michael L. Henry
Title: CFO